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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 22, 2000 relating to the consolidated financial statements appearing in the 1999 Annual Report to Shareholders of Mack-Cali Realty Corporation, which is incorporated by reference in the Mack-Cali Realty Corporation Annual Report on form 10-K, as amended by Form 10-K/A, for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated February 22, 1999 relating to the financial statement schedule which appears in such Annual Report on Form 10-K, as amended by Form 10-K/A. Furthermore, we consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PRICEWATERHOUSECOOPERS LLP

New York, New York
December 20, 2000